POWER OF ATTORNEY

 The undersigned, Michael P. Gregoire, hereby constitutes and appoints Amy Fliegelman

Olli, C.H.R. DuPree, and Brandt J.F. Schmidt, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of CA, Inc. (the "Company"), Form ID and Forms 3, 4, and

5, and such other forms as may be required to be filed, in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder

(each a "Section 16 Form");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Form,

complete and execute any amendment or amendments thereto, and file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-

fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Form with respect to the undersigned's holdings of and transactions in the securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney supersedes any Power of Attorney executed by the undersigned relating to the authority to execute and deliver Section 16 Forms in the undersigned's capacity as an officer and/or director of the Company.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on January 7, 2013.

       /s/ Michael P. Gregoire

      Michael P. Gregoire